ARTICLES OF INCORPORATION

                                       OF

                           ULTRA GLOW COSMETICS, LTD.

     BE IT KNOWN BY ALL PERSONS THAT: The undersigned, Mr. Gary M. Huson, Mr. Terrence Quocksister and Ms. Kathryn Harris, declaring that they are of legal age for the purpose of forming a corporation under the laws of the State of Nevada, and in pursuance thereof do hereby sign and acknowledge the following Articles of Incorporation, and state as follows:

                                    ARTICLE I
                                (Corporate Name)

     The name of this corporation is and shall be known as:

                           ULTRA GLOW COSMETICS, LTD.

                                   ARTICLE II
                                   (Duration)

     The corporation is to have perpetual existence.


                                   ARTICLE III
                                   (Purposes)

     The general nature of the business of the corporation and the objects and purposes proposed to be transacted, promoted and carried on by it, are as follows:
          1. To engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the laws of the State of Nevada.
          2. In furtherance of and not in limitation of the general powers conferred by the laws of the State of Nevada, it is expressly provided that this corporation shall also have the following powers:
               (a) To purchase or otherwise acquire, so far as permitted by law, the whole or any part of the undertaking and business of any person, firm or corporation and the property and liabilities, including the good will, assets and stock in trade thereof, and to pay for the same either in cash or in shares, or partly in cash and partly in shares.
               (b) To purchase or otherwise acquire, and to hold, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage, or otherwise dispose of and deal in, lands and leaseholds, and in any interest, estate and rights in real property and any personal or mixed property, and any franchises, rights, business or privileges necessary, convenient and appropriate for any purposes herein expressed.
               (c) To acquire by purchase, subscription, or otherwise, and to hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge, or otherwise deal with or dispose of stock, bonds, or any obligations or securities of this or any corporation or corporations; and to merge or consolidate with any corporation in such manner as may be provided by law.
               (d) To borrow money or other assets, and to make and issue notes, bonds,

                                      (1)
          debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledged or otherwise, without limit as to amount, except as may be prohibited by statute, and to secure the same by mortgage, pledge or otherwise, and generally to make and perform agreements and contracts of every legal kind and description.
               (e) To conduct and carry on its  business,  or any part  thereof, and to have one or more officers, and to exercise all or any of its corporate powers and rights in the State of Nevada, and in various states, territories, colonies and dependencies of the United States of America, in the District of Columbia, the country of Canada, and in all or any foreign countries or country.
               (f) To do all and everything  necessary,  suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the objectives, or the furtherance of any of the powers hereinabove set forth, either alone or in association with other corporations, firms or individuals, and to do every act or acts, thing or things incidental or pertinent to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof: Provided, the same be not inconsistent with the laws under which this corporation is organized.
               (g) To have such powers as are conferred upon corporations  under the laws of the State of Nevada, and to engage in any lawful business.


                                   ARTICLE IV
                                    (Shares)

     The aggregate number of shares which the corporation shall have authority to issue, including the classes thereof and special provisions, are as follows:
60,000,000 shares; 50,000,000 shares of voting, common stock with a par value of $.001, and 10,000,000 preferred shares with a par value of $.01. The shareholders shall have the right to accumulate votes in the election of directors with respect to shares of stock in the corporation. Each share shall be entitled to one vote. The holders of the preferred shares and common shares are entitled to receive the net assets of the corporation upon dissolution. The Board of Directors can restructure the issued and outstanding shares with respect to a forward or reverse split, without a shareholders meeting, general or special meeting, providing that 50% of the shareholders agree to the share reorganization within the limits of the share capitalization of 50,000,000 shares of common stock and or 10,000,000 preferred stock.

                                    ARTICLE V
                                    (By-Laws)

     The authority to make By-Laws for the corporation is hereby expressly vested in the Board of Directors of this corporation, subject to the power of the majority of the shareholders to change or repeal such By-Laws. Any such change in the By-Laws must be agreed to by the majority of the shareholders. The Board of Directors shall not make or alter any By-Laws fixing their qualifications, classifications, terms of office or extraordinary powers without first securing the approval of the majority (50% or more) of the shareholders. Such majority approval may be obtained by the Board of Directors without the necessity of a Special or Extraordinary General Meeting of the corporation's shareholders. Such majority shareholder approval may be obtained by written proxy statement or a polling of the shareholders by telephone or telefax.

                                       (2)

                                   ARTICLE VI
                    (Amendments to Articles of Incorporation)

       The Board of Directors reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on the corporation herein are granted subject to this reservation.

                                   ARTICLE VII
                          (Registered Office and Agent)

     The street address of the initial registered office is 1160 Town Center Drive, Suite 210, Las Vegas, Nevada 89134 and the name of the initial registered agent at such address is Ms. Georlan Spangler, of Austin, Ebert and Spangler, Attorneys at Law. ARTICLE VIII (Directors)

     The management of this corporation shall be vested in a Board of Directors; the number of initial directors shall be 3, and the subsequent number, qualifications, terms of office, manner of election, time and place of meeting, and powers and duties of the directors shall be such as are prescribed by the By-Laws of the corporation. The names of the persons who are, to serve as directors until the first annual meeting of the shareholders or until their successors be elected and qualify, are as follows:

             Mr. Gary Huson
             Mr. Terrence Quocksister
             Ms. Kathryn Harris




                                   ARTICLE IX
                                 (Incorporators)

     The name and address of each incorporator is as follows:

             Mr. Gary Huson, 1075 Bellevue Way N.E. #188, Bellevue, WA 98004
             Mr. Terrence Quocksister, 1721 161st Street, Bellevue, WA 98005
             Ms. Kathryn Harris, 1075 Bellevue Way N.E. #188, Bellevue, WA 98004


                                    ARTICLE X
                           (Commencement of Business)

     This corporation will commence business upon receiving its corporate license.




                                       (3)

IN WITNESS WHEREOF the incorporators have hereunto set their hands in duplicate originals this 16th day of June, 1998, under penalty of perjury.



/s/ Gary Huson
----------------------------------------------
Mr. Gary Huson, President-Director



/s/ Terrence Quocksister
----------------------------------------------
Mr. Terrence Quocksister, Director

/s/ Kathryn Harris
----------------------------------------------
Ms. Kathryn Harris,. Secretary/Treas.-Director













                                       (4)

             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                           (After Issuance of Stock)



                           ULTRA GLOW COSMETICS, LTD.
                           --------------------------


We the undersigned,                   Gary M. Huson                       and
                    --------------------------------------------------
                              President or Vice President


          Kathryn Harris          of    ULTRA GLOW COSMETICS, LTD.
--------------------------------       ---------------------------
Secretary or Assistant Secretary           Name of Corporation

do hereby certify:

     That the Board of Director of said corporation at a meeting duly convened, held on the 15th day of July, 1999, adopted a resolution to amend the original
            ----        ----
articles as follows:

Article 1 is hereby amended as follows:

     The Name of the corporation shall now be known as:

                     E-INTERNATIONAL FUND MANAGEMENT, INC.

     The number of shares of the corporation outstanding and entitle to vote on an amendment to the Articles of Incorporation is 48,871,956 that the said changes and amendment have been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote theron.



                                                /s/ Gary M. Huson
                                                --------------------------------
                                                President or Vice President



                                                /s/ Kathryn Harris
                                                --------------------------------
                                                Secretary or Assistant Secretary

           CANADA                                                       NUMBER
PROVIDENCE OF BRITISH COLUMBIA                                          253741


                               [GRAPHIC OMITTED]


                         Providence of British Columbia
                   Ministry of Consumer and Corporate Affairs
                             REGISTRAR OF COMPANIES

                                  COMPANY ACT

                          Certificate of Incorporation

                             I HEREBY CERTIFY THAT

                           ULTRA GLOW COSMETICS LTD.

              HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT





 [GRAPHIC OMITTED]                        GIVEN UNDER MY HAND AND SEAL OF OFFICE

                                               AT VICTORIA, BRITISH COLUMBIA

                                                THIS 30TH DAY OF JULY, 1982



                                          B. BECKWITH
                                          ASST. DEPUTY REGISTRAR OF COMPANIES

                                [GRAPHIC OMITTED]


                               CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that E-INTERNATIONAL FUND MANAGEMENT, INC. (Formerly: ULTRA GLOW COSMETICS, LTD.) did on June 24, 1998 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


 [GRAPHIC OMITTED]            IN WITNESS WEREOF, I have hereunto set my hand and
                              affixed the Great Seal of State, at my office, in Carson City, Nevada, on July 27, 1999.


                              Secretary of State

                              By  /s/
                              Certification Clerk